                ENTERGY CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF INCOME
                For the Year Ended December 31, 1999
                            (In Thousands)



                  OPERATING REVENUES
Domestic electric                                              $6,271,414
Natural gas                                                       110,355
Steam products                                                     15,852
Competitive businesses                                          2,375,607
                                                               ----------
TOTAL                                                           8,773,228
                                                               ----------

                  OPERATING EXPENSES
Operating and Maintenance:
   Fuel, fuel-related expenses, and
     gas purchased for resale                                   2,082,875
   Purchased power                                              2,442,484
   Nuclear refueling outage expenses                               76,057
   Other operation and maintenance                              1,705,545
Decommissioning                                                    45,988
Taxes other than income taxes                                     339,284
Depreciation and amortization                                     698,881
Other regulatory charges - net                                      8,113
Amortization of rate deferrals                                    122,347
                                                               ----------
TOTAL                                                           7,521,574
                                                               ----------

OPERATING INCOME                                                1,251,654
                                                               ----------

               OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction                29,291
Gain on sale of assets - net                                       71,926
Miscellaneous - net                                               154,423
                                                               ----------
TOTAL                                                             255,640
                                                               ----------

              INTEREST AND OTHER CHARGES
Interest on long-term debt                                        476,877
Other interest - net                                               82,471
Distributions on preferred securities of subsidiaries              18,838
Allowance for borrowed funds used during construction             (22,585)
                                                               ----------
TOTAL                                                             555,601
                                                               ----------

INCOME BEFORE INCOME TAXES                                        951,693

Income taxes                                                      356,667
                                                               ----------

CONSOLIDATED NET INCOME                                           595,026

Preferred dividend requirements and other                          42,567
                                                               ----------

EARNINGS APPLICABLE TO
COMMON STOCK                                                     $552,459
                                                               ==========
Earnings per average common share:
    Basic and diluted                                               $2.25
Dividends declared per common share                                 $1.20
Average number of common shares outstanding:
    Basic                                                     245,127,460
    Diluted                                                   245,326,883

                ENTERGY CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET
                         December 31, 1999
                           (In Thousands)


                           ASSETS

                       CURRENT ASSETS
Cash and cash equivalents:
   Cash                                                                  $108,198
   Temporary cash investments - at cost,
    which approximates market                                           1,105,521
                                                                      -----------
       Total cash and cash equivalents                                  1,213,719
                                                                      -----------
Other temporary investments - at cost,
    which approximates market                                             321,351
Notes receivable                                                            2,161
Accounts receivable:
  Customer                                                                290,331
  Allowance for doubtful accounts                                          (9,507)
  Other                                                                   207,898
  Accrued unbilled revenues                                               298,616
                                                                      -----------
       Total receivables                                                  787,338
                                                                      -----------
Deferred fuel costs                                                       240,661
Fuel inventory - at average cost                                           94,419
Materials and supplies - at average cost                                  392,403
Rate deferrals                                                             30,394
Deferred nuclear refueling outage costs                                    58,119
Prepayments and other                                                      78,567
                                                                      -----------
TOTAL                                                                   3,219,132
                                                                      -----------

               OTHER PROPERTY AND INVESTMENTS
Investment in subsidiary companies - at equity                                214
Decommissioning trust funds                                             1,246,023
Non-utility property - at cost (less accumulated depreciation)            317,165
Non-regulated investments                                                 198,003
Other - at cost (less accumulated depreciation)                            16,714
                                                                      -----------
TOTAL                                                                   1,778,119
                                                                      -----------

                        UTILITY PLANT
Electric                                                               23,163,161
Plant acquisition adjustment                                              406,929
Property under capital lease                                              768,500
Natural gas                                                               186,041
Steam products                                                                  -
Construction work in progress                                           1,500,617
Nuclear fuel under capital lease                                          286,476
Nuclear fuel                                                               87,693
                                                                      -----------
TOTAL UTILITY PLANT                                                    26,399,417
Less - accumulated depreciation and amortization                       10,898,661
                                                                      -----------
UTILITY PLANT - NET                                                    15,500,756
                                                                      -----------

              DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
    Rate deferrals                                                         16,581
    SFAS 109 regulatory asset - net                                     1,068,006
    Unamortized loss on reacquired debt                                   198,631
    Other regulatory assets                                               637,870
Long-term receivables                                                      32,260
Other                                                                     533,732
                                                                      -----------
TOTAL                                                                   2,487,080
                                                                      -----------

TOTAL ASSETS                                                          $22,985,087
                                                                      ===========

                     ENTERGY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                              December 31, 1999
                                (In Thousands)


        LIABILITIES AND SHAREHOLDERS' EQUITY

                 CURRENT LIABILITIES
Currently maturing long-term debt                                $194,555
Notes payable                                                     120,715
Accounts payable                                                  707,678
Customer deposits                                                 161,909
Taxes accrued                                                     445,677
Accumulated deferred income taxes                                  72,640
Nuclear refueling outage costs                                     11,216
Interest accrued                                                  129,028
Co-owner advances                                                   7,018
Obligations under capital leases                                  178,247
Other                                                             125,749
                                                              -----------
TOTAL                                                           2,154,432
                                                              -----------

       DEFERRED CREDITS AND OTHER LIABILITIES
Accumulated deferred income taxes                               3,310,340
Accumulated deferred investment tax credits                       519,910
Obligations under capital leases                                  205,464
FERC settlement - refund obligation                                37,337
Other regulatory liabilities                                      199,139
Decommissioning                                                   703,453
Transition to competition                                         157,034
Regulatory reserves                                               378,307
Accumulated provisions                                            279,425
Other                                                             535,156
                                                              -----------
TOTAL                                                           6,325,565
                                                              -----------

Long-term debt                                                  6,612,583
Preferred stock with sinking fund                                  69,650
Preference stock                                                  150,000
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trusts holding
  solely junior subordinated deferrable debentures                215,000

                SHAREHOLDERS' EQUITY
Preferred stock without sinking fund                              338,455
Common stock, $.01 par value, authorized 500,000,000
   shares; issued 247,082,345 shares                                2,471
Paid-in capital                                                 4,636,163
Retained earnings                                               2,786,467
Accumulated other comprehensive loss:
   Cumulative foreign currency translation adjustment             (68,782)
   Net unrealized investment losses                                (5,023)
Less - treasury stock, at cost (8,045,434 shares)                 231,894
                                                              -----------
TOTAL                                                           7,457,857
                                                              -----------


TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $22,985,087
                                                              ===========